Exhibit 10.4.1
First Amendment To The
Carter Validus Mission Critical REIT II, Inc.
Amended and Restated
2014 Restricted Share Plan

    This First Amendment (this “Amendment”) to the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan (the “Plan”), is made by Sila Realty Trust, Inc., a Maryland corporation formerly known as Carter Validus Mission Critical REIT II, Inc. (the “Company”) to be effective on January 1, 2025.
Recitals:
Whereas, the Company adopted the Plan effective in 2014 and amended and restated the Plan effective March 6, 2020;
Whereas, the Company desires to amend the Plan so that the name of the Plan is consistent with the name of the Company, as it is currently known;
    Now, Therefore, pursuant to authorization of the Company’s Board of Directors, the Plan is hereby amended as follows:
1.    The title of the Plan is “Sila Realty Trust, Inc. 2014 Restricted Share Plan.”

2.    Section 2.2 is restated by eliminating the last paragraph of that Section that identified certain named affiliates.

3.    Section 2.8 is restated as follows:
2.8 Company means Sila Realty Trust, Inc., a Maryland corporation, and any successor to such organization.
4.    Section 2.33 is restated as follows:
    2.33 Plan means the Sila Realty Trust, Inc. 2014 Restricted Share Plan, as it may be amended from time to time.

[signature page follows]

EXECUTION PAGE
IN WITNESS WHEREOF, the undersigned officer has executed this First Amendment to the Plan as of the date written above.

Sila Realty Trust, Inc.

By:	/s/ Michael Seton
Michael Seton, President and Chief Executive Officer